UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 24, 2005

                            BEACON POWER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                      001-16171              04-3372365
(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
        Incorporation)                                      Identification No.)

               234 BALLARDVALE STREET
                  WILMINGTON, MA                          01887
      (Address of Principal Executive Offices)         (Zip Code)

        Registrant's telephone number, including area code: 978-694-9121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                Section 1 - Registrant's Business and Operations


Item 1.01  Entry into a Material Definitive Agreement.

         As permitted by General Instruction B to the Form 8-K, this Current Report incorporates by reference the information contained in a previously filed report relating to an Investment Agreement dated as of April 22, 2005 (the "Investment Agreement") by and among Beacon Power Corporation (the "Company"), Perseus Capital, L.L.C. ("Perseus Capital") and Perseus 2000 Expansion Fund, L.L.C. ("Perseus 2000 Expansion"): Form 8-K filed on April 25, 2005 (File No. 001-16171) (the "Previously Filed Report").

         On May 24, 2005, the Company completed certain transactions contemplated by the Investment Agreement pursuant to which (a) the Company issued 1,666,667 shares of its common stock to Perseus 2000 Expansion (the "Shares"), (b) the Company issued to Perseus 2000 Expansion a warrant (the "Warrant") to purchase up to 800,000 shares of its common stock (the "Warrant Shares"), (c) the Company, Perseus Capital and Perseus 2000 Expansion entered into a Registration Rights Agreement (the "Registration Rights Agreement") and
(d) the Company extended, by two years, the term of a preexisting warrant issued to Perseus Capital (the "Extended Warrant") to purchase up to 1,333,333 shares of its common stock (the "Extended Warrant Shares"). The aggregate purchase price received by the Company for these transactions was $1,500,000. As stated in the Previously Filed Report, the Company has an additional investment option whereby it may require Perseus 2000 Expansion to purchase additional shares of its common stock. In addition, Perseus 2000 Expansion has an option whereby it may make a further investment in Beacon. If these options are exercised by the Company and/or Perseus 2000 Expansion, Perseus 2000 Expansion would be required to pay additional funds to the Company.

         The Warrant is exercisable by Perseus 2000 Expansion for five years from the date of issuance at an exercise price of $1.008 per share. The exercise price is subject to adjustment upon the occurrence of certain specified events, including certain issuances by the Company of any shares of its common stock at a price that is less than the Warrant's initial exercise price of $1.008 per share, stock dividends, stock splits and mergers or reorganizations. The Warrant also includes a "cashless exercise" feature, which permits the holder to exercise the Warrant by surrender of a portion of the Warrant.

         The Extended Warrant may be exercised by Perseus Capital on or prior to May 23, 2007 at an exercise price of $2.25 per share. The exercise price is subject to adjustment upon the occurrence of certain specified events, including stock dividends, stock splits and mergers or reorganizations.

         Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the Shares, the Warrant Shares, the Extended Warrant Shares and the shares related to the additional investment options of the Company and Perseus 2000 Expansion, if exercised.

         The full terms and conditions of the financing are set forth in the Investment Agreement, which was filed as an exhibit with the Previously Filed Report, the Warrant, the Extended Warrant and the Registration Rights Agreement, each of which is filed as an exhibit to this Current Report, and are incorporated herein by reference.

         The Company also issued a press release dated April 25, 2005, which was filed as an exhibit with the Previously Filed Report and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

         The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the sale and issuance of 1,666,667 shares of the Company's common stock and warrants to purchase 800,000 shares and 1,333,333 shares, respectively, of the Company's common stock. The closing of the sale and issuance of the shares and the warrants occurred on May 24, 2005.

         The shares and warrants were issued without registration with the Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Company determined that this exemption was available because of the nature and limited number of purchasers. In making this determination, the Company relied in part upon representations made by Perseus 2000 Expansion and Perseus Capital.

                  Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Warrant issued by Beacon Power Corporation to Perseus 2000 Expansion Fund, L.L.C. on May 24, 2005

10.2 Amended and Restated Warrant issued by Beacon Power Corporation to Perseus Capital, L.L.C. on May 24, 2005

10.3 Registration Rights Agreement among Beacon Power Corporation, Perseus Capital, L.L.C. and Perseus 2000 Expansion Fund, L.L.C. on May 24, 2005


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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BEACON POWER CORPORATION

Date:  May 26, 2005

                                      By:/s/ James M. Spiezio
                                         -----------------------
                                         Name:  James M. Spiezio
                                         Title: Chief Financial Officer



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                                  Exhibit Index

Exhibit No.        Description
---------------    -------------------------

         10.1 Warrant issued by Beacon Power Corporation to Perseus 2000 Expansion Fund, L.L.C. on May 24, 2005

         10.2 Amended and Restated Warrant issued by Beacon Power Corporation to Perseus Capital, L.L.C. on May 24, 2005

         10.3 Registration Rights Agreement among Beacon Power Corporation, Perseus Capital, L.L.C. and Perseus 2000 Expansion Fund, L.L.C. on May 24, 2005